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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Management Committee
Northern Border Pipeline Company:

We consent to the incorporation by reference in the Registration Statement on Form S-4 of our report dated March 8, 2002, with respect to the balance sheet of Northern Border Pipeline Company as of December 31, 2001, and the related statements of income, comprehensive income, cash flows and changes in partners' equity for the year ended December 31, 2001 which report appears in the Annual Report on Form 10-K for the year ended December 31, 2001 for Northern Border Pipeline Company and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to the adoption of Statement of Financial Accounting Standards
(SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, which was subsequently amended by SFAS No. 137 and SFAS No. 138.

/s/ KPMG LLP

Omaha, Nebraska
August 2, 2002